                                                                EXHIBIT 15

November 13, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re: Parker Drilling Company Registration on Form S-8 and Form S-3

We are aware that our report dated October 31, 2001, on our review of the interim financial information of Parker Drilling Company for the three and nine month periods ended September 30, 2001 and 2000 and included in this Form 10-Q for the quarter ended September 30, 2001 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345, 333-59132, 333-70444) and Form S-3 (File No. 333-36498).

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


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